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FOR IMMEDIATE RELEASE

          LOGIX SUBMITS VOLUNTARY CHAPTER 11 REORGANIZATION PETITION

OKLAHOMA CITY - MARCH 1, 2002 - Logix Communications Enterprises, Inc. ("Logix") and its subsidiary, Logix Communications Corporation, filed voluntary petitions on February 28, 2002 under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division, to restructure their operations.

Logix's subsidiaries, Dobson Telephone Company and Dobson Fiber/FORTE of Colorado did not file Chapter 11 petitions and Logix does not expect these subsidiaries will be included in the reorganization proceedings. Logix believes these subsidiaries will be able to continue to operate in the ordinary course of business without bankruptcy court supervision.

It is expected that service to Logix's customers will remain unaffected throughout the reorganization proceedings. Logix's operating subsidiaries plan to continue their current operations and business plan while supporting their 450 employees, 125,000 access lines, sales efforts and vendors.

Craig T. Sheetz, chief executive of Logix said, "The filing will permit Logix to realign the company's liabilities to better fit its long-term profit potential. After weighing all the options, we believe this broad restructuring is the best and most reliable way to position Logix for future stability, growth and success." Mr. Sheetz also commented, "The company's operations have greatly improved and we believe Logix will be able to successfully emerge from the reorganization proceedings in a healthier competitive position."

LOGIX COMMUNICATIONS ENTERPRISES, INC. IS AN INTEGRATED COMMUNICATIONS PROVIDER OFFERING LOCAL, LONG DISTANCE, DATA AND INTERNET SERVICES TO BUSINESSES PRIMARILY IN OKLAHOMA AND TEXAS. LOGIX NEWS AND INFORMATION ARE AVAILABLE AT WWW.LOGIXCOM.COM.

THIS PRESS RELEASE CONTAINS ``FORWARD-LOOKING STATEMENTS'' WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S PLANS, INTENTIONS AND EXPECTATIONS. SUCH STATEMENTS ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, OUTCOME OF BANKRUPTCY PROCEEDINGS, INCREASED LEVELS OF COMPETITION, SHORTAGES OF KEY EQUIPMENT, RESTRICTIONS ON THE COMPANY'S ABILITY TO FINANCE ITS GROWTH AND OTHER FACTORS. A MORE EXTENSIVE DISCUSSION OF THE RISK FACTORS THAT COULD IMPACT THESE AREAS AND THE COMPANY'S OVERALL BUSINESS AND FINANCIAL PERFORMANCE CAN BE FOUND IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE CONCERNS, INVESTORS AND ANALYSTS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS.

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CONTACT:
         Logix Communications Enterprises, Inc.
         Leigh Ann Ihrig
         Vice President and Controller
         (405) 516-8155
         leighann.ihrig@logixcom.com